UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 10, 2011

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

333-98533	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                   Other Events.

On November 10, 2011, Southern Power Company (“Southern Power”) entered into an Underwriting Agreement covering the issue and sale of an additional $275,000,000 aggregate principal amount of its Series 2011A 5.150% Senior Notes due September 15, 2041 (the “Senior Notes”).  The Senior Notes are part of the same series of debt securities issued by Southern Power on September 22, 2011.  Upon the completion of this offering, the aggregate principal amount of outstanding Senior Notes will be $575,000,000.  The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-162985) of Southern Power.

Item 9.01.                   Financial Statements and Exhibits.

(c)  Exhibits

1.2
Underwriting Agreement relating to the Senior Notes, dated November 10, 2011, among Southern Power and J.P. Morgan Securities LLC, Mizuho Securities USA Inc., RBS Securities Inc. and UBS Securities LLC, as representatives of the several Underwriters.

4.4
Fourth Supplemental Indenture to the Senior Note Indenture dated as of September 22, 2011, providing for the issuance of the Senior Notes.  (Designated in Form 8-K dated September 14, 2011, File No. 333-98533, as Exhibit 4.4.)

4.5	Form of Senior Note (included in Exhibit 4.4 above).
5.1	Opinion of Troutman Sanders LLP relating to the Senior Notes.
8.1	Tax Opinion of Troutman Sanders LLP relating to the Senior Notes.
12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	SOUTHERN POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary